Exhibit 10.2

W.W. GRAINGER, INC.
2015 Incentive Plan
Restricted Stock Unit Agreement
This Restricted Stock Unit Agreement (this “Agreement”), dated as of April 1, 2016 (the “Grant Date”), is entered into between W.W. Grainger, Inc., an Illinois corporation (the “Company”), and you as the executive (the “Executive”), who is employed by the Company or a Subsidiary of the Company (the “Employer”).
In consideration of the Executive’s agreement to enter into an Unfair Competition Agreement with the Company concurrently with this Agreement on the Grant Date (the “Unfair Competition Agreement”), the Company desires to grant the Executive restricted stock units (the “RSUs”) providing for the issuance of shares of the Company’s common stock (“Shares”) pursuant to the W.W. Grainger, Inc. 2015 Incentive Plan (the “Plan”) and the Executive desires to enter into the Unfair Competition Agreement and accept such RSUs on the terms and conditions set forth in this Agreement, the Plan and the Unfair Competition Agreement.
Capitalized terms used but not defined in this Agreement have the meanings specified in the Plan.
In consideration of the mutual provisions set forth in this Agreement and in the Unfair Competition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Grants
1.01 Grants. Subject to the terms and conditions of this Agreement, the Plan and the Unfair Competition Agreement (the terms of which are hereby incorporated herein by reference) and effective on the Grant Date, the Company hereby grants to the Executive the number of RSUs as specified in the April 1, 2016 Award grant in the Executive’s electronic investment account maintained with the brokerage firm/third party service provider engaged by the Company in connection with the operation of the Plan (the “Administrator”). Each RSU represents a contractual right to receive one (1) Share upon the satisfaction of the terms and conditions of this Agreement.
ARTICLE II
Provisions Relating to RSUs
2.01 Vesting of RSUs. If the Executive remains continuously employed by the Employer (or any other Subsidiary or Affiliate) until the vesting date specified in the grant notice (the “RSU Vesting Date”), the RSUs shall become fully vested on such date and the Executive shall be entitled to receive the underlying Shares as provided herein. The RSUs shall not vest before the RSU Vesting Date unless otherwise provided or permitted by the Plan or this Agreement.
2.02    Effect of Termination of Employment. If the Executive’s employment or service is terminated prior to the RSU Vesting Date for any reason whatsoever other than the Executive’s death or Disability (defined below), the Executive shall cease vesting in the RSUs as of the Executive’s Termination Date (defined below) and the RSUs shall be forfeited in their entirety. If the Executive is a resident of, or employed in, the United States, “Termination Date” shall mean the effective date of termination of the Executive’s employment. If the Executive is a resident of, or employed outside of, the United States, “Termination Date” shall mean the earliest of (i) the date on which notice of termination is provided to the Executive, (ii) the last day of the Executive’s active service with the Employer or (iii) the last day on which the Executive is an employee of the Employer, as determined in each case without including any required advanced notice period and irrespective of the status of the termination under local labor or employment laws.
2.03 Effect of Death or Disability of the Executive. If the Executive’s employment or service is terminated prior to the RSU Vesting Date due to the Executive’s death or Disability, the RSUs immediately shall fully vest. For purposes of this Agreement, “Disability” shall have the same meaning as defined in the Plan, subject to modification as may be required to conform to the laws of the Executive’s country of residence (and country of employment, if different).
2.04 Settlement. Upon the RSU Vesting Date, the Company shall, as soon as practicable, settle the RSUs by registering Shares in the Executive’s name and delivering such Shares to the Executive’s electronic stock plan account maintained by the Administrator. At the discretion of the Committee, and subject to such policies and procedures as it may adopt from time to time, the Executive’s RSUs may be settled in the form of: (i) cash, to the extent settlement in Shares (a) is prohibited under applicable law, (b) would require the Executive, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Executive’s country of residence (and country of employment, if different), or (c) is administratively burdensome or (ii) Shares, but the Company may require the Executive to immediately sell such Shares if necessary to comply with applicable law (in which case, the Executive hereby expressly authorizes the Company to issue sales instructions in relation to such Shares on the Executive’s behalf).
2.05 Dividend Equivalents. Prior to the RSU Vesting Date, the Executive shall be entitled to receive cash dividend equivalent payments equal to any cash dividends and other distributions paid with respect to a number of Shares underlying the RSUs held by the Executive. If the Company declares any dividends payable in Shares (rather than in cash), the Executive shall be entitled to additional RSUs equal to the Fair Market Value of such Share dividends; provided, such additional RSUs shall be subject to the same vesting, forfeiture and transferability requirements and restrictions that apply to the original RSUs with respect to which they relate.
ARTICLE III
Recoupment
3.01    Recoupment in Event of Misconduct. If the Board of Directors of the Company (the “Board”) determines that the Executive has committed fraud against the Company or has been engaged in any criminal conduct that involves or is related to the Company and such Executive is entitled to receive performance shares, stock options, restricted stock units or cash incentive compensation (“Incentive Compensation”), then the Company shall recover from the Executive such Incentive Compensation, in whole or in part, for any period of time, as it deems appropriate under the circumstances. The Board shall have sole discretion in determining whether the Executive’s conduct was in compliance with applicable law or Company policy and the extent to which the Company will seek recovery of the Incentive Compensation notwithstanding any other remedies available to the Company. If the Executive engages in misconduct or is believed to have engaged in misconduct, including but not limited to any violation of any of Executive’s obligations under the Unfair Competition Agreement, the Company shall be entitled to recover from the Executive, and the Executive shall re-pay any Awards received pursuant to the Plan and this Agreement, in whole or in part, for any period of time, as the Company deems appropriate under the circumstances.
3.02    Recoupment in Event of Materially Inaccurate Financial Results. If the Company has publicly filed materially inaccurate financial results (the “Subject Financials”), whether or not they result in a restatement, the Board has the discretion to recover any Incentive Compensation that was paid or settled to the Executive during the period covered by the Subject Financials as set forth herein. If the payment or settlement of Incentive Compensation would have been lower had the achievement of applicable financial performance goals been calculated based on restated financial results with respect to the Subject Financials, the Board may, if it determines appropriate in its sole discretion, recover the portion of the paid or settled Incentive Compensation in excess of the payment or settlement that would have been made based on restated financial results. The Company will not seek to recover Incentive Compensation received or settled more than three years after the date of the initial filing that contained the Subject Financials.
3.03    Implementation. For purposes of this Article III, the Executive expressly authorizes the Company to issue instructions, on behalf of the Executive, to the Administrator (and/or any other brokerage firm/third party service provider engaged by the Company to hold Shares and other amounts acquired under the Plan) to reconvey, transfer or otherwise return to the Company any Incentive Compensation subject to recoupment hereunder. Executive acknowledges and agrees that the Company’s rights hereunder shall not be affected in any way by any subsequent change in status, including retirement or termination of employment.
3.04    Forfeiture. To the extent any of the events set forth in Sections 3.01 or 3.02 occur before the Executive receives any Award due hereunder, any such Award shall be forfeited as determined by the Company in its sole discretion.
ARTICLE IV
Tax
4.01 Tax-Related Items. Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Executive acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Executive is and remains the Executive’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends or dividend equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Executive’s liability for Tax-Related Items.
4.02    Tax Withholding Obligations. Prior to the delivery of Shares upon the vesting of the RSUs, if the Executive’s country of residence (and country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the RSUs that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. In cases where the Fair Market Value of the number of whole Shares withheld is greater than the minimum Tax-Related Items required to be withheld, the Company shall make a cash payment to the Executive equal to the difference as soon as administratively practicable. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. Alternatively, the Company and the Employer may withhold the minimum Tax-Related Items required to be withheld with respect to the Shares in cash from the Executive’s regular salary and/or wages or any other amounts payable to the Executive. In the event the withholding requirements are not satisfied through the withholding of Shares by the Company or through the withholding of cash from the Executive’s regular salary and/or wages or other amounts payable to the Executive, no Shares will be issued to the Executive (or the Executive’s estate) upon vesting of the RSUs unless and until satisfactory arrangements (as determined by the Committee) have been made by the Executive with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such RSUs. If the obligation for the Executive’s Tax-Related Items is satisfied by withholding a number of Shares as described herein, the Executive shall be deemed to have been issued the full number of Shares issuable upon vesting, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the Award.
    The Executive will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Executive’s participation in the Plan or the Executive’s acquisition of Shares that cannot be satisfied by the means described in this Section 4.02. The Company may refuse to deliver any Shares due upon vesting of the RSUs if the Executive fails to comply with his or her obligations in connection with the Tax-Related Items as described herein. If the Executive is subject to taxation in more than one jurisdiction, the Executive acknowledges that the Company, the Employer or one or more of their respective Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Executive hereby consents to any action reasonably taken by the Company and the Employer to meet his or her obligation for Tax-Related Items. By accepting this grant of RSUs, the Executive expressly consents to the withholding of Shares and/or withholding from the Executive’s regular salary and/or wages or other amounts payable to the Executive as provided for hereunder. All other Tax-Related Items related to the RSUs and any Shares delivered in payment thereof are the Executive’s sole responsibility.
ARTICLE V
International Arrangements
5.01 Exchange Controls. As a condition to this grant of RSUs, the Executive agrees to comply with any applicable foreign exchange laws, rules and regulations and hereby consents to any necessary, appropriate or advisable actions taken by the Company, the Employer or any of their respective Subsidiaries as may be required to comply with any applicable laws, rules and regulations of the Executive’s country of residence (and country of employment, if different).
5.02    Foreign Asset and Account Reporting Requirements. The Executive acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Executive’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalent payments) in a brokerage or bank account outside the Executive’s country of residence (and country of employment, if different). The Executive may be required to report such accounts, assets or transactions to the tax or other authorities in the Executive’s country of residence (and country of employment, if different). The Executive acknowledges and agrees that it is his or her personal responsibility to be compliant with such regulations.
5.03    Country Specific Addendum. Notwithstanding any provisions of this Agreement to the contrary, the RSUs shall be subject to any special terms and conditions for the Executive’s country of residence (and country of employment, if different) set forth in the addendum to this Agreement (“Addendum”). If the Executive transfers residence and/or employment to another country reflected in an Addendum at the time of transfer, the special terms and conditions for such country will apply to the Executive to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Executive’s transfer). In all circumstances, any applicable Addendum shall constitute part of this Agreement.
5.04    Controlling Language. The Executive acknowledges and agrees that it is the Executive’s express intent that this Agreement, the Plan, the Unfair Competition Agreement and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs be drawn up in English. If the Executive has received this Agreement, the Plan, the Unfair Competition Agreement or any other documents related to the RSUs translated into a language other than English and the meaning of any translated version is different than the English version, the English version will control.
ARTICLE VI
Miscellaneous
6.01 Restriction on Transferability. Except to the extent expressly provided in the Plan or this Agreement, the RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated at any time other than by will or by the laws of descent and distribution. Any attempt to do so contrary to the provisions hereof shall be null and void.
6.02 Rights as Shareholder. The Executive shall not have voting or any other rights as a shareholder of the Company with respect to the Shares issuable upon the vesting of RSUs until the date of issuance of such Shares. Upon settlement of the RSUs, the Executive will obtain, with respect to the Shares received in such settlement, full voting and other rights as a shareholder of the Company.
6.03 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Executive, the Company, and all other Persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
6.04 No Employment Rights. This Agreement and the Executive’s participation in the Plan are not and shall not be interpreted to: (i) form an employment contract or relationship with the Company, the Employer or any of their respective Subsidiaries; (ii) confer upon the Executive any right to continue in the employ of the Company, the Employer or any of their respective Subsidiaries; or (iii) interfere with the ability of the Company, the Employer or any of their respective Subsidiaries to terminate the Executive’s employment at any time.
6.05    Nature of Grant. In accepting the grant hereunder, the Executive acknowledges and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (ii) the Executive has read the Plan and any Awards granted under it shall be subject to all of the terms and conditions of the Plan, including but not limited to the exclusive right of the Committee to interpret and determine the terms and provisions of the Plan and this Agreement and to make all determinations necessary or advisable for the administration of the Plan, all of which interpretations and determinations shall be final and binding; (iii) the Award does not create any contractual or other right to receive future grants of Awards, benefits in lieu of Awards, or any other Plan benefits in the future; (iv) nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company or the Employer and the Executive; (v) any grant under the Plan, including any grant of Awards, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long service option, pension, or retirement benefits or similar payments; (vi) the Executive is voluntarily participating in the Plan; (vii) the future value of the Shares underlying the Award granted hereunder is unknown and cannot be predicted with certainty; and (viii) neither the Company, the Employer nor any of their respective Subsidiaries shall be liable for any change in value of the Award, the amount realized upon settlement of the Award or the amount realized upon a subsequent sale of any Shares acquired upon settlement of the Award, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate. Without limiting the generality of the foregoing, the Committee shall have the discretion to adjust the terms and conditions of any Award to correct for any windfalls or shortfalls in such Award which, in the Committee’s determination, arise from factors beyond the Executive’s control; provided, however, that the Committee’s authority with respect to any Award to a “covered employee,” as defined in Section 162(m)(3) of the Code, shall be limited to decreasing, and not increasing, such Award.
6.06 Compliance with Law. The Company shall not be required to issue or deliver any Shares pursuant to this Agreement pending compliance with all applicable securities and other laws, rules and regulations (including any registration requirements or tax withholding requirements) and compliance with the rules and practices of any stock exchange upon which the Shares are listed.
6.07 Amendment. This Agreement may be amended by a writing which specifically states that it is amending this Agreement executed by (i) the Company and the Executive, (ii) the Committee, so long as a copy of such amendment is delivered to the Executive, and provided that no such amendment adversely affecting the rights of the Executive hereunder may be made without the Executive’s written consent or (iii) the Committee in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
6.08 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary. Any notice to be given to the Executive shall be addressed to the Executive at the address listed in the Employer’s records or to the Executive’s electronic stock plan account held at the Company’s third party provider. By a notice given pursuant to this Section 6.08, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.
6.09 Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any provision of this Agreement (or part of such provision) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such provision (or part of such provision) to the fullest extent possible while remaining lawful and valid.
6.10 Construction. The RSUs are being issued pursuant to Article 8 (Restricted Stock and Restricted Stock Units) of the Plan. The RSUs are subject to the terms of the Plan. The Executive acknowledges receipt of the Plan booklet which contains the entire Plan, and the Executive represents and warrants that the Executive has read the Plan. Additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect. The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.
6.11 Waiver of Right to Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE OPTION, THE PLAN OR THIS AGREEMENT.
6.12 Waiver; No Third Party Beneficiaries. A waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Executive. This Agreement shall not be construed to create any third party beneficiary rights.
6.13 Data Privacy.
(i) Pursuant to applicable personal Data (defined below) protection laws, the collection, processing and transfer of the Executive’s personal Data is necessary for the Company’s administration of the Plan and the Executive’s participation in the Plan. The Executive expressly and voluntarily (a) acknowledges, consents and agrees to the collection, use, processing and/or transfer of personal Data as described herein; and (b) authorizes Data recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Executive’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Executive’s behalf to a broker or other third party with whom the Executive may elect to deposit any Shares acquired pursuant to the Plan. For purposes of this Section 6.13, “Data” means certain personal information about the Executive including (but not limited to) the Executive’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Share ownership and details of any Award or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Executive’s favor for the purpose of managing and administering the Plan.
(ii)    Data may be provided by the Executive or collected, where lawful, from third parties, and the Company, the Employer and any third party service providers will process the Data collected hereunder for the purpose of implementing, administering and managing the Executive’s participation in the Plan. The Company and the Employer will transfer Data as necessary for the purpose of implementation, administration and management of the Executive’s participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world. Data processing will take place through electronic and non-electronic means in accordance with applicable law and the Company and the Employer’s policies and procedures as in effect from time to time. The Executive may, at any time, seek to exercise his or her rights provided under applicable personal Data protection laws by contacting his or her local human resources manager.
6.14    Private Placement. The grant of the RSUs is not intended to be a public offering of securities in the Executive’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law).
6.15    No Advice Regarding Grant. Neither the Company nor the Employer is providing any tax, legal or financial advice, nor is the Company nor the Employer making any recommendations regarding the RSUs, the Executive’s participation in the Plan or the Executive’s acquisition or sale of the underlying Shares. The Executive is hereby advised to consult with the Executive’s own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
6.16     Securities Law Restrictions. The Executive acknowledges that, depending on the Executive’s country of residence (and country of employment, if different), the Executive may be subject to insider trading restrictions and/or market abuse laws, which may affect the Executive’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Executive is considered to have “inside information” regarding the Company or its business (as defined by the laws in the Executive’s country of residence and/or employment). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading or other policy. The Executive solely is responsible for ensuring compliance with any applicable restrictions and should consult with his or her personal legal advisor on this matter.
6.17    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs or other Awards granted to the Executive under the Plan by electronic means. The Executive hereby expressly consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
6.18    Governing Law; Jurisdiction. This Agreement shall be exclusively governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or of any other jurisdiction) that would cause the application of the laws of a jurisdiction other than the State of Illinois. All disputes and controversies arising between the parties are to be submitted for determination exclusively to the federal or state courts of the State of Illinois and by accepting the grant of RSUs, the Executive expressly consents to the jurisdiction of such courts. Notwithstanding the foregoing, the Company may at its option seek interim and permanent injunctive relief before any competent court, tribunal or judicial forum, which in the absence of the foregoing provision, would have jurisdiction to grant the relief sought.
6.19    Entire Agreement. The Plan is incorporated by reference. The Plan, this Agreement (including any applicable addendum) and the Unfair Competition Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede, in their entirety, all prior undertakings and agreements of the Company and the Executive with respect to the subject matter hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and the Executive acknowledges and agrees that by clicking on the box next to this Agreement in the section “Read and Acknowledge Award Documents” on the screen titled “Award Acceptance,” the Executive expressly agrees to be bound by the terms and conditions of the Award, including Executive’s electronic signature as the sole and exclusive means of executing this Agreement.

W.W. GRAINGER, INC.

By:
Name:    James T. Ryan
Title:    Chairman, President
and Chief Executive Officer

W.W. GRAINGER, INC.
2015 Incentive Plan
Addendum to Restricted Stock Unit Agreement
In addition to the terms of the W.W. Grainger, Inc. 2015 Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”), the RSUs are subject to the following additional terms and conditions as set forth in this addendum (this “Addendum”) to the extent the Executive resides or is employed in one of the countries addressed herein. All capitalized terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement unless otherwise defined. If the Executive transfers residence or employment to a country identified in this Addendum, the additional terms and conditions for such country as reflected in this Addendum will apply to the Executive to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the RSUs and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Executive’s transfer).

Belgium

Foreign Asset Reporting Information

The Executive is required to report any security or bank account (including a brokerage account) opened and maintained outside Belgium on the Executive’s annual tax return. In a separate report, the Executive is required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Canada
RSUs Payable in Shares Only
Notwithstanding any provision in the Agreement or the Plan to the contrary, vested RSUs shall be payable in Shares only (and shall not be settled in cash).
Accelerated Vesting upon Retirement
Notwithstanding anything in the Agreement or the Plan to the contrary, if the Executive’s employment or service is terminated by reason of retirement, the RSUs immediately shall fully vest. For purposes of the foregoing, “retirement” shall have the definition prescribed by local law.
Use of English Language
If the Executive is a resident of Quebec, by accepting the RSUs, the Executive acknowledges and agrees that it is the Executive’s wish that the Agreement, this Addendum, the Plan, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs, either directly or indirectly, be drawn up in English.
Utilisation de l’anglais
Si l’exécutif est un résident du Québec, en acceptant le RSUs, l l’exécutif reconnaît et accepte que ce est le souhait du l’exécutif que l’Accord, le présent Addenda, ainsi que tous autres documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de le RSUs, liés directement ou indirectement, soient rédigés en anglais.

Mexico
Accelerated Vesting upon Retirement
Notwithstanding anything in the Agreement or the Plan to the contrary, if the Executive’s employment or service is terminated by reason of retirement, the RSUs immediately shall fully vest. For purposes of the foregoing, “retirement” shall have the definition prescribed by local law.
Commercial Relationship
The Executive expressly recognizes that participation in the Plan and the Company’s grant of the RSUs does not constitute an employment relationship between the Executive and the Company. The Executive has been granted RSUs as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Executive’s sole employer. Based on the foregoing, (a) the Executive expressly recognizes that the Plan and the benefits derived from participation in the Plan do not establish any rights between the Executive and the Company or the Employer, (b) the Plan and the benefits derived from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company or the Employer, and (c) any modifications or amendments to the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Executive’s employment with the Employer.
Extraordinary Item of Compensation
The Executive expressly acknowledges and agrees that participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Executive’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Agreement, the Unfair Competition Agreement and this Addendum. As such, the Executive acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Executive’s participation in the Plan at any time and without any liability. The value of the RSUs is an extraordinary item of compensation outside the scope of the employment contract, if any. The RSUs are not a part of the Executive’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Employer.

Netherlands
Waiver of Termination Rights
The Executive waives any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan or (b) the Executive ceasing to have rights under, or ceasing to be entitled to any Awards under the Plan as a result of such termination.

Portugal
Use of English Language
The Executive hereby expressly declares that the Executive has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan, the Agreement, the Unfair Competition Agreement and this Addendum.
Uso da Língua Inglesa
Por meio do presente, o Executivo declara que Executivo possui pleno conhecimento da língua inglesa e que leu, compreendeu, e livremente aceita e concorda com os termos e condiçoes estabelecidas no Plano, o Acordo, o Acordo de Concorrência Desleal e este Adendo.

United Kingdom
Income Tax and Social Insurance Contribution Withholding
The following provision shall replace Article IV of the Agreement:
Regardless of any action the Company and the Employer take with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant, vesting, or the release or assignment of the RSUs for consideration, or the receipt of any other benefit in connection with the RSUs (“Tax-Related Items”), the Executive acknowledges that the ultimate liability for all Tax-Related Items legally due by the Executive is and remains the Executive’s responsibility and that the Company and the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, and the sale of any Shares acquired pursuant to the RSUs, and (ii) do not commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Executive’s liability for Tax-Related Items.
As a condition to the settlement of the RSUs following the RSU Vesting Date, the Company and/or the Employer shall be entitled to withhold and the Executive agrees to pay, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy, all obligations of the Company and/or the Employer to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, the Executive authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Executive from any wages/salary or other cash compensation payable to the Executive. Alternatively, or in addition, if permissible under applicable law, the Executive authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Executive by one or a combination of the following: (i) withholding otherwise deliverable whole Shares; (ii) arranging for the sale of whole Shares otherwise deliverable to the Executive (on the Executive’s behalf and at the Executive’s direction pursuant to this authorization); or (iii) withholding from the proceeds of the sale of any Shares acquired upon the vesting of the RSUs. If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described herein, the Executive shall be deemed to have been issued the full number of whole Shares issued upon vesting of the RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the RSUs. If, by the date on which the event giving rise to the Tax-Related Items occurs (the “Chargeable Event”), the Executive has relocated to a country other than the United Kingdom (the “U.K.”), the Executive acknowledges that the Company or the Employer may be required to withhold or account for Tax-Related Items in more than one country, including the U.K. The Executive also agrees that the Company may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which the Executive may have to recover any overpayment from the relevant tax authorities.
The Executive shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days after the end of the U.K. tax year in which the Chargeable Event occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Executive agrees that the amount of any uncollected Tax-Related Items shall (assuming the Executive is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by the Executive to the Company or the Employer, as effective on the Due Date. The Executive agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under applicable laws or if the Executive fails to comply with the Executive’s obligations in connection with the Tax-Related Items as described in this Article IV, the Company may refuse to deliver any Shares otherwise payable upon the vesting of the RSUs.
Exclusion of Claim
The Executive acknowledges and agrees that the Executive will have no entitlement to compensation or damages, insofar as such entitlement arises or may arise from the Executive’s ceasing to have rights under or to be entitled to vest in the RSUs as a result of such termination (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSUs. Upon the grant of the RSUs, the Executive shall be deemed to have irrevocably waived any such entitlement.

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RSU16